UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2015

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Bionik Laboratories Corp. (the “Company”) was held on December 29, 2015. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on November 30, 2015.

Proposal 1:	Election of the five nominees listed below to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withhold Authority	Abstain
Peter Bloch	44,081,411		12,500
Michal Prywata	44,081,411		12,500
Thiago Caires	28,509,899	15,571,512	12,500
Robert Hariri	44,081,411		12,500
Marc Mathieu	44,081,411		12,500

Proposal 2:	To approve an advisory (non-binding) resolution to approve the compensation of named executive officers.

For	Against	Abstain
43,112,428	75,000	906,483

Proposal 3:	To recommend, on an advisory (non-binding) basis, the frequency with which shareholders shall be entitled to vote on the compensation of named executive officers.

1 Year	2 Years	3 Years	Abstain
18,058,970	448,750	25,523,691	62,500

Proposal 4:	To ratify MNP, LLP as the Company’s independent public accountants for the year ending December 31, 2015.

For	Against	Abstain
43,692,688	262,500	387,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 4, 2016

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer

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